
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       8,956,497
<SECURITIES>                                         0
<RECEIVABLES>                                   39,109
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,294,132<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,294,132<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            10,461,123<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,956,963
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,414,966
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,414,966
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,414,966
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $779,432, Investment in U.S. Treasury Bills of $45,239,044 and net option premiums of $(719,950).
<F2>Liabilities include redemptions payable of $723,025, accrued brokerage fee of $181,150, accrued administrative fees of $159,640, accrued management fee of $45,287, and accrued transaction fees and costs of $0.
<F3>Total revenue includes realized trading revenue of $4,948,081, net change in unrealized of $582,048, interest income of $2,998,884 and change in valuation of Yield Pool of $1,932,110.

